UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Fred Hadeed, Executive Vice President for Business Development for United Therapeutics Corporation (the “Company”), has resigned effective December 1, 2006, after which he will serve as Senior Advisor to the Company.  In accordance with the terms of his employment agreement, Mr. Hadeed will receive a one time lump sum payment of approximately $1.5 million, representing two times the sum of his current salary and his average bonus over the last two years, and all of his unvested stock options will immediately become vested.  As of November 30, 2006, Mr. Hadeed had 225,000 unvested stock options which were scheduled to vest through September 2009.  As a result of the accelerated vesting of these options, a non-cash compensation charge of approximately $3.9 million will be recognized in December 2006.  This charge generally represents the unrecognized compensation expense related to the grant of these options that would have otherwise been recognized in the ordinary course through September 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: December 7, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel